Exhibit 4.18

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Shenzhen Jiazhong Innovation Investment Enterprise

(Limited Partnership)

Of

Partnership Agreement

Date of signing: June 1, 2021

Place of signing: Shenzhen, China

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Contents

Interpretation	-1-
Formation of a limited partnership	-4-
2.1 Basis for establishment	-5-
2.2 The name of the limited partnership	-5-
2.3 Main business premises	-5-
2.4 Purpose of partnership.	-6-
2.5 Scope of business	-6-
2.6 Partners	-6-
2.7 Partnership Term	-7-
2.8 Investment Period	-7-
Contribution method, amount and term of investment	-7-
3.1 Funding method	-7-
3.2 Amount of capital contribution subscribed	-7-
3.3 Payment of capital contributions	-8-
partner	.-9-
4.1 Obligations of limited partners	-9-
4.2 Rights of limited partners	-9-
4.3 Cooling-off period for investment	-10-
4.4 Return visit system	-10-
4.5 General Partner Obligations	-10-
4.6 Rights of the general partner	-10-
Execution of partnership affairs	-11-
5.1 Conditions and selection procedures for executive partners	-11-
5.2 The authority of the executive partner	-11-
5.3 Binding effect of the actions of the executive partners on the partnership	-11-
5.4 Appointment of the Executive Partner	-12-
5.5 Investment Risk Prevention	-12-
5.6 Post-investment continuous monitoring	-12-
5.7 Liability of the executive partner	-12-
5.8 Limitation of Liability .	-12-
5.9 Identity Conversion	-13-
5.10 Information Disclosure System	-13-
5.11 Operation Maintenance Mechanism	-15-
Limited Partnership Fees	-16-
6.1 Limited Partnership Fees	-16-
Investment Business.	-16-
7.1 Purpose and method of investment	-16-
7.2 Investment Restrictions	-16-
7.3 Related party investment avoidance system	-16-
7.4 Investment launch	-17-
Partner Meeting	-17-
8.1 Partner Meeting	-17-
Allocation and loss sharing	-18-
9.1 Assignment	-18-
9.2 Income tax	-18-
9.3 Losses and Obligations	-18-

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Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

REPRESENTATIONS AND WARRANTIES	-19-
10.1 Representations and warranties of limited partners	-19-
10.2 Representations and warranties of the general partner	-20-
Accounting and Reporting Systems	-20-
11.1 No Escrow Instructions	-20-
11.2 Fiscal Year	-20-
11.3 Audit and Financial Reporting	-20-
11.4 Access to financial books	-21-
Transfer of Equity .	-21-
12.1 Transfer of partnership interests of limited partners	-21-
12.2 Transfer of partnership interests of general partners	-22-
Occupation and Retirement	-22-
13.1 Admission of limited partners	-22-
13.2 Withdrawal of limited partners	-22-
13.3 Withdrawal of the general partner	-22-
13.4 Removal and replacement of executive partner	-23-
Inherit	-32-
Liability for breach of contract	-33-
Applicable Law and Dispute Resolution	-24-
16.1 Applicable Law	-24-
16.2 Dispute Resolution	-24-
Dissolution and Liquidation	-24-
17.1 Dissolution.	-24-
17.2 Liquidation	-24-
17.3 Sequence of liquidation and settlement	-25-
Other conventions	-25-
18.1 Written Notice	-25-
18.2 Force Majeure	-27-
18.3 Validity of attachments	-27-
18.4 Effect of title	-27-
18.5 FULL AGREEMENT	-27-
18.6 Severability	-27-
18.7 Confidentiality obligations .	-27-
18.8 Consistency	-27-
18.9 Share information backup	-27-
18.10 Amendment to the Agreement	-39-
18.11 Signature of the text	-28-
18.12 Effectiveness and termination of the agreement	-28-

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Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Special Reminders and Instructions of Executive Partners

The executive partner makes the following special reminders and instructions to each partner:

1. The executive partner has been registered with the China Fund Industry Association as a partnership enterprise manager, and the manager registration code is: [P1006852];

2. The China Fund Industry Association’s registration and filing for the executive partner and the partnership does not constitute recognition of the executive partner’s investment ability and continuous compliance, and does not serve as a guarantee for the property safety of the partnership;

3. The executive partner has disclosed the relevant risks to each partner, and has understood each partner’s risk appetite, risk awareness and tolerance;

4. The executive partner undertakes to manage and use the partnership property in accordance with the principles of due diligence, honesty, prudence and diligence, and makes no commitment to the profitability and minimum returns of the partnership’s activities.

It is hereby stated.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

SPECIAL STATEMENT OF LIMITED PARTNERS

Each limited partner of the partnership enterprise specifically makes the following statement:

1. It is a qualified investor in compliance with the “Interim Measures for the Supervision and Administration of Private Investment Funds”, and disclosed to the final investor to the executive partner in accordance with the requirements of the “Interim Measures for the Supervision and Administration of Private Investment Funds”;

2. The source and purpose of its capital contribution for investment in partnership enterprises are in compliance with relevant state regulations;

3. It has fully understood and accepted the terms of this agreement and understands relevant rights and obligations;

4. It has fully understood the relevant laws and regulations and the risk-return characteristics of investing in the partnership, and is willing to bear the corresponding investment risks;

5. If it is a person, it has the civil capacity to make a decision to invest in the partnership; if it is an institution, its investment in the partnership has been fully authorized by its internal decision-making process;

6. It guarantees that the basic information about investment purposes, investment preferences, investment restrictions, property income and risk tolerance provided to the executive partner is true, complete, accurate and legal, and there is no major omission or misleading.

It is hereby stated.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Partnership Agreement of Shenzhen Jiazhong Innovation Investment Enterprise
(Limited Partnership)

In view of the fact that all parties to this agreement intend to initiate the establishment of a limited partnership to engage in equity investment activities in accordance with the Partnership Enterprise Law and other relevant laws and regulations, in order to clarify their respective rights and obligations, the parties have reached an agreement as follows:

Article 1 Interpretation

In this Agreement, unless the context requires otherwise, the following words have the meanings set out below:

Partnership Law:

Refers to the Partnership Enterprise Law of the People’s Republic of China, which was revised and adopted at the 23rd meeting of the Standing Committee of the Tenth National People’s Congress of the People’s Republic of China on August 27, 2006, and came into force on June 1, 2007.

“Supervision and Management Measures”:

Refers to the “Interim Measures for the Supervision and Administration of Private Investment Funds”, which was deliberated and adopted at the 51st Chairman’s Executive Meeting of the China Securities Regulatory Commission on June 30, 2014, and shall come into force on the date of promulgation.

Measures for the Administration of Information Disclosure:

Refers to the “Administrative Measures for Information Disclosure of Private Investment Funds”, promulgated by the Asset Management Association of China on February 4, 2016, and effective from the date of promulgation.

Partnership/The Partnership/Fund/The Fund:

Refers to Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership)

Partner:

means the general partner and the limited partner.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

General Partner:

Refers to the partners who are jointly and severally liable for the debts of the partnership enterprise. In this agreement, the general partner of the partnership is Shenzhen Zijingang Capital Management Co., Ltd. (hereinafter referred to as “Zijingang Capital”).

Executive partner:

Refers to the partner who executes the affairs of the partnership enterprise and conducts business operations on behalf of the partnership enterprise arising in accordance with the conditions and procedures specified in this agreement. In this agreement, the executive partner of the partnership is Shenzhen Zijingang Capital Management Co., Ltd.

Executive Partner Designated Representative:

Refers to the natural person representative appointed by the executive partner to sign relevant legal documents on behalf of the partnership to the outside world. In this agreement, the representative appointed by the executive partner is Chen Jun.

Limited partner:

Refers to the partners who bear limited liability for the debts of the partnership enterprise in accordance with the provisions of the law and the provisions of this agreement to the extent of their subscribed capital contributions.

Total subscribed capital contribution:

Refers to the total monetary capital contribution that all partners promise to pay to the partnership enterprise.

Contributions subscribed:

Refers to the monetary capital contribution that a partner promises to pay to the partnership.

Total paid-in capital contribution:

Refers to the total monetary capital contribution actually paid by all partners to the partnership enterprise.

Paid-in capital contribution:

Refers to the monetary capital contribution actually paid by a partner to the partnership enterprise.

Covenant partner:

It means the partner who doesn’t violate this agreement.

Defaulting Partner:

Refers to partners who fail to perform their capital contribution obligations and/or other obligations in accordance with this Agreement.

New Vision Angel Innovation Fund:

Refers to Shenzhen New Vision Angel Innovation Industry Investment Enterprise (Limited Partnership).

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Average annual return on investment:

For a partnership enterprise, it refers to the weighted annualized rate of return (calculated by simple interest) converted from the total profit of the partnership to the total capital contribution paid by all partners during the duration of the period. The average annual investment rate of return is calculated according to the following equation:

Among them: r is the average annual investment rate of return, which is the natural number of days from the date when the total paid-in capital contribution of the partnership enterprise is in place to the date when the partnership enterprise distributes cash for the ith time divided by 365. Fti is the amount of cash distributed by the partnership enterprise for the ith time, i is the sequential number of allocations by the partnership (i is 1 means the first time, i is 2 means the second time, and so on). n is the total number of allocations by the partnership (n is 1 means the partnership has only made one allocation , and n is 2, which means that the partnership has made 2 allocations, and so on).

Limited partnership fees:

means expenses borne by the partnership.

management fee:

Refers to the consideration paid by the Partnership to the Executive Partner for providing partnership management and other services to the Partnership.

Partnership Interest:

Refers to the rights and interests enjoyed by the partners in the partnership enterprise in accordance with the provisions of this agreement.

Person:

Refers to any legal or economic entity such as a natural person, partnership, company, etc.

Working day:

Refers to dates other than Chinese statutory holidays and weekends.

Currency/Cash:

Unless otherwise specified, the currency or cash in this agreement refers to RMB.

Article 2 Establishment of a Limited Partnership

2.1 Basis for establishment

The parties to the agreement agree to jointly establish a limited partnership in accordance with the Partnership Enterprise Law and other relevant laws and regulations as well as the terms and conditions stipulated in this agreement.

2.2 The name of the limited partnership

The name of the limited partnership is “Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership)”, hereinafter referred to as “partnership”.

2.3 Main business place

The main business place of the partnership is: A602, Innovation Plaza, No. 2007, Pingshan Avenue, Liulian Community, Pingshan Street, Pingshan District, Shenzhen.

The executive partner may decide to change the main business place of the partnership enterprise according to the business operation needs of the partnership enterprise, but shall notify all partners in writing, and each partner agrees to cooperate in signing the corresponding change registration documents and cooperate with the corresponding change registration procedures. The executive partner is authorized to sign and/or sign the relevant legal documents on behalf of the limited partner in accordance with this article and go through the industrial and commercial change registration procedures.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

2.4 Partnership Purpose

Purpose of the establishment of the partnership: This time, the capital will be increased to Shenzhen New Vision Angel Innovation Industry Investment Enterprise (Limited Partnership) with RMB 30 million, accounting for 12.00% of the shares of Shenzhen New Vision Angel Innovation Industry Investment Enterprise (Limited Partnership) after the capital increase.

2.5 Business Scope

The business scope of the partnership is: angel project investment; artificial intelligence industry investment; investment in the establishment of industries; medical industry investment; education consulting; new energy industry investment; data industry investment; ; Technical consultation, technical services and technology transfer of electronic products and information technology.

2.6 Partners

There are 10 partners in this partnership, including 1 general partner and 9 limited partners:

sequence No	Partner type	Partner name	residence	Unified social credit code/person ID number

1	general partner and executive partner	Shenzhen Zijingang Capital Management Co., Ltd.	Room 201,Comprehensive Office Building A,Qianhai Shenzhen-Hong Kong Cooperation Zone Administration, No. 1, Lei Yue Mun Street, Shenzhen	914403003061539233
2	limited partner	Chen Jun	Room 1801, Bao’an Mansion, Futian District, Shenzhen City, Guangdong Province	330106196808010410
3	limited partner	Shenzhen Zijingang Ruitong Investment Enterprises (Limited Partnership)	Room 3601, Wenbo Mansion, No. 2005, Lianhua Road, Community,Jinghua, Lianhua Street, Futian District, Shenzhen	91440300MA5EJPXJ60
4	limited partner	Yang Jun	Nanguang Road, Nanshan District, Shenzhen City, Guangdong Province Building C, Pinghai Pavilion, Vientiane New Park, No. 67 14A	430482199004230039
5	limited partner	Lin Zhenfa	Longhua City, Baoan District, Shenzhen City, Guangdong Province 23D, Building A, Building 13, Mingzhu Garden	362402196503240010
6	limited partner	Zeng Xiaoping	North of Nanshan Science and Technology Park, Shenzhen, Guangdong Province Tsinghua Unisplendour Information Port A, Langshan Road, District Building ninth floor	362101196408170613
7	limited partner	Zheng Ning	No. 1 Lanxi Valley, Shekou, Nanshan District, Shenzhen Phase 10 Building 10C	320102195311212437
8	limited partner	Ren Haibin	Building 9, Wener New Village, Xihu District, Hangzhou Unit 3, Room 401	332622197011070014
9	limited partner	Global Mentor Board (Beijing) Information Technology Co., Ltd.	Room 208, 2nd Floor, Building 1, No. 28 Houtun Road, Haidian District, Beijing	911101083271466422
10	limited partner	Li Fangli	Guangshen Road, Bao’an District, Shenzhen City, Guangdong Province Room 5A, Building 4, Xigu Garden, Xixiang Duan	430482198911131881

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

If there is a change in the limited partners of the partnership enterprise during the partnership period, corresponding amendments shall be made and the corresponding change registration procedures shall be completed. The executive partner is authorized to sign and/or sign the relevant legal documents on behalf of the limited partner in accordance with this article and go through the industrial and commercial change registration procedures.

The executive partner shall prepare a register book of all partners at its business place to record the name, domicile, subscribed capital contribution, paid-in capital contribution and other information deemed necessary; Changes in the above information shall be updated by the executive partner timely.

2.7 Partnership Term

The partnership is established from the date of issuance of the business license, and the partnership period is from April 30, 2020 to April 30, 2040. If the business period of the partnership enterprise’s industrial and commercial registration is inconsistent with this, the general partner shall independently decide to change the period to be consistent with the duration of existence at an appropriate time.

The executive partner has the right to extend the operation period of the partnership enterprise at its own discretion according to the operation conditions of the partnership enterprise. If the executive partner decides to extend the operation period of the partnership, each partner shall cooperate, including but not limited to signing the corresponding documents and cooperating in the industrial and commercial change registration. If the partnership enterprise still needs to extend the business period after the second extension, it must be approved by the partners’ meeting.

The executive partner is authorized to sign and/or sign the relevant legal documents on behalf of the limited partner in accordance with this article and go through the industrial and commercial change registration procedures.

2.8 Investment period

The “investment period” of this partnership is [five] years from the date when all partners of the partnership fully pay the subscribed capital contribution, and the partnership withdrawal period is [five] years from the date of the expiration of the investment period. If the investment period of the partnership enterprise is extended by the resolution of the partners’ meeting, the withdrawal period shall be extended accordingly.

No term in this Agreement shall be deemed to be a commitment to a limited partner of a fixed return. This Agreement and any attachments do not constitute any guarantees made by the Partnership, the General Partner and its affiliates with respect to the future business performance of the Partnership.

Article 3 Contribution Method, Amount and Period of Contribution

3.1 Funding method

All partners’ capital contributions are in RMB currency.

3.2 Amount of subscribed capital contribution

The minimum subscribed capital contribution of a limited partner is RMB one million yuan. If the competent authority of the partnership enterprise has specific requirements for this, it shall not be lower than the minimum amount required by the competent authority.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

The total subscribed capital contribution of all partners to the partnership enterprise is RMB 30.01 million. The details of each partner’s capital contribution are as follows:

sequence No	Partner type	Partner name	subscribed capital contribution (RMB 10,000 yuan)	The proportion (%)
1	General Partner and Executive Partner	Shenzhen Zijingang Capital Management Co., Ltd.	1.00	0.033322%
2	limited partner	Chen Jun	700.00	23.325558%
3	limited partner	Shenzhen Zijingang Ruitong Investment Enterprise (Limited Partnership)	500.00	16.661113%
4	limited partner	Yang Jun	100.00	3.332223%
5	limited partner	Lin Zhenfa	200.00	6.664445%
6	limited partner	Zeng Xiaoping	200.00	6.664445%
7	limited partner	Zheng Ning	100.00	3.332223%
8	limited partner	Ren Haibin	100.00	3.332223%
9	limited partner	Global Mentor Board (Beijing) Information Technology Co., Ltd.	1000.00	33.322226%
10	limited partner	Li Fangli	100.00	3.332223%
	Total		3001	100%

3.3 Payment of Capital Contribution

3.3.1 Contribution

Each partner shall make a one-time payment of the subscribed capital contribution during the existence of the partnership enterprise, and the partner’s capital contribution shall be paid into the following bank account of the partnership enterprise.

The bank account information of the partnership is as follows:

Account name: Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) special account for raising

Account number: 8110 3010 1200 0542 626

Account Bank: China CITIC Bank Shenzhen Jingtian Sub-Branch

3.3.2 Agreement on failure to contribute capital on time

Any partner shall pay the subscribed capital contribution as agreed in the preceding paragraph.If any partner fails to pay the subscribed capital contribution in full within three working days overdue, it shall be deemed that the partner will automatically give up the qualification for capital contribution and automatically withdraw from the partnership. The advance payment that this partner has paid to the partnership enterprise according to the “Investment Subscription Agreement” shall not be refunded . The confiscated advance payment shall be used as other income of the partnership enterprise, and shall be distributed by all partners according to the proportion of paid-in capital contribution. The capital contribution share of the partner who voluntarily relinquishes the capital contribution qualification shall be separately raised by the executive partner in accordance with the law.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Article 4 Partners

4.1 Obligations of limited partners

A limited partner shall not execute limited partnership affairs and shall not represent the partnership enterprise externally. No limited partner shall participate in the management or control of the investment business of the partnership enterprise and other activities, transactions and business conducted in the name of the partnership enterprise, shall not sign documents on behalf of the partnership enterprise, and shall not engage in other acts that bind the partnership enterprise.

Limited partners have the following obligations:

(1) Pay the capital on schedule in accordance with the stipulations of this agreement;

(2) To assume limited liability for the debts of the partnership enterprise to the extent of its subscribed capital contribution;

(3) Keep the relevant affairs of the partnership enterprise confidential;

(4)  Not to engage in any activities that are detrimental to the interests of the partnership;

(5) Other obligations stipulated in this agreement and laws and regulations.

4.2 Rights of limited partners

The exercise of limited partner rights by a limited partner under the Partnership Law and this Agreement shall not be deemed to constitute a limited partner’s participation in the management or control of the investment business or other activities of the partnership, thereby causing the limited partner to be identified as a limited partner under the law or other provisions require general partners who are jointly and severally liable for the debts of the partnership.

Limited partners have the following rights:

(1) Supervise the execution of partnership affairs by the executive partner;

(2) Suggestions on the operation and management of the partnership enterprise;

(3) Participate in the partner meeting and exercise the corresponding voting rights;

(4) To understand the operating and financial status of the partnership enterprise, and to consult the financial information such as the partnership enterprise’s financial accounting books for situations involving self-interest;

(5) When the interests of the partnership enterprise are infringed upon, claim the rights or file a lawsuit against the responsible partner;

(6) When the executive partner is lazy in exercising his rights, urge him to exercise his rights or file a lawsuit in his own name for the benefit of the partnership enterprise;

(7) According to the stipulations of this agreement, enjoy the right to distribute the partnership interests;

(8) When the partnership enterprise is dissolved and liquidated, it shall participate in the distribution of the remaining property of the partnership enterprise according to the actual paid-in capital contribution;

(9) Other rights stipulated in this agreement and laws and regulations.

The rights of all limited partners in the partnership are not prioritized or inferior, and no limited partner has priority over other limited partners in terms of recovering the paid-in capital contribution and obtaining other properties that may be distributed by the partnership.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

4.3 Investment Cooling-off Period

4.3.1 The limited partner has a 24-hour investment cooling-off period. During the investment cooling-off period, the executive partner shall not take the initiative to contact the limited partner.

4.3.2 The investment cooling-off period shall be counted from the date of signing this agreement.

4.4 Return to Visit System

4.4.1 The executive partner shall instruct its personnel not engaged in fund sales and promotion business to conduct investment return visits to the limited partner by appropriate means such as recorded telephone calls, emails, and letters.

4.4.2 The executive partner shall set the content of the return visit in accordance with the provisions of the “Administrative Measures for the Raising Behavior of Private Investment Funds”.

4.4.3 The limited partner has the right to terminate this agreement before the successful return to visit of the executive partner.

4.4.4 If the limited partner cancels this agreement before the confirmation of the return visit, it shall issue a written notice to the executive partner; All subscription monies paid, if any.

4.4.5 Without the confirmation of the return to visit, the fund subscription fund paid by the limited partner shall not be transferred from the fundraising account to the fund property account or the custodial fund account, and the executive partner shall not invest and operate the subscription fund fund paid by the limited partner.

4.5 Obligations of General Partner

The general partner has the following obligations:

(1) Make decisions and implement investment in accordance with the purpose of the partnership. If it deviates from the purpose of partnership, the investment should be approved by the limited partners.

(2) Pay the capital on schedule in accordance with the stipulations of this agreement;

(3) Maintain the property of the partnership enterprise in accordance with the partnership agreement;

(4) Not to engage in investment activities that may damage the interests of the partnership;

(5) assume unlimited joint and several liability for the debts of the partnership enterprise;

(6) Keep the partnership affairs and investment operations in the partnership enterprise confidential;

(7) Other obligations stipulated in this agreement and laws and regulations.

4.6 General Partner Rights

The general partner has the following rights:

(1) Participate in or appoint proxies to participate in the partnership meeting in accordance with the law, and exercise the corresponding voting rights;

(2) enjoy the right to distribute partnership interests;

(3) When the partnership enterprise is liquidated, it shall participate in the distribution of the remaining property of the partnership enterprise according to its actual paid-in capital contribution;

(4) The general partner serving as the executive partner also enjoys the rights under Article 5.2.1 of this agreement;

(5) Other rights stipulated in this agreement and laws and regulations.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Article 5 Execution of Partnership Affairs

5.1 Conditions and selection procedures for executive partners

5.1.1 The executive partner of a partnership enterprise shall meet the following conditions: be an institution registered within the territory of the People’s Republic of China; be a general partner of the partnership enterprise.

5.1.2 The executive partner shall be selected or replaced by the unanimous consent of all partners other than the executive partner.

5.1.3 In this agreement, all partners unanimously agree that the general partner Zijingang Capital shall serve as the executive partner of the partnership.

5.2 Authority of the executive partner

5.2.1 The executive partner has the exclusive and exclusive rights to execute partnership affairs as stipulated in the Partnership Enterprise Law and this Agreement, including but not limited to:

(1) Responsible for the investment, management, exit and other daily affairs of the partnership;

(2) Manage, maintain and dispose of the assets of the partnership, including but not limited to investment assets, non-investment assets, intellectual property, movable property, real estate, etc.;

(3) Take all actions necessary to maintain the legal existence of the partnership and carry out business activities as a partnership;

(4) To open, maintain and cancel the bank account of the partnership, and to issue cheques and other payment vouchers;

(5) Employ professionals, intermediaries and consultants to provide services to the partnership;

(6) Approving the transfer of limited partnership interests by limited partners;

(7) To negotiate, negotiate and reconcile with the other party to the dispute; to decide whether to file a lawsuit or respond to a lawsuit for the benefit of the partnership, conduct arbitration, etc.;

(8) Handle the tax-related matters of the partnership enterprise according to law;

(9) Signing documents on behalf of the partnership;

(10) Change the main business place of the partnership enterprise;

(11) Take other actions necessary to achieve the purpose of the partnership, maintain or strive for the legitimate rights and interests of the partnership;

(12) Other functions and powers conferred by this agreement and laws and regulations.

5.2.2 The executive partner establishes an investment decision-making committee. The investment decision-making committee is composed of 3 members and adopts a 3-vote approval system. The investment decision-making committee decides on the investment, management, and withdrawal of Shenzhen New Vision Angel Innovation Industry Investment Enterprise (Limited Partnership), as well as the appreciation of idle funds except for depositing in banks, purchasing treasury bonds, monetary funds, capital-guaranteed wealth management products, time deposits, and fixed-income products invest.

5.2.3 The executive partner shall set up a risk control committee. Before the approval of the risk control committee, the investment project cannot be submitted to the investment decision-making committee for decision-making.

5.2.4 Sincethe partnership is specially established for Shenzhen New Vision Angel Innovation Industry Investment Enterprise (Limited Partnership), the raised funds of the partnership will be invested in Shenzhen New Vision Angel Innovation at one time, except for daily expenses such as reserved management fees. Industrial Investment Enterprise (Limited Partnership).

5.3 Binding force of the actions of the executive partners on the partnership enterprise

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

All acts of the executive partner and his/her delegated representatives for the executive partnership, including business cooperation with any third party and negotiation on relevant matters, are binding on the partnership.

5.4 Representatives appointed by the executive partner

5.4.1 The executive partner shall designate its designated representative in writing to be responsible for the specific execution of partnership affairs. The executive partner shall ensure that its appointed representative independently executes the affairs of the partnership and abides by the provisions of this agreement.

5.4.2 The executive partner may decide to replace its appointed representative, but the replacement shall notify all partners in writing and go through the corresponding enterprise change registration procedures. For the purpose of handling the corresponding corporate change registration procedures, the executive partner is authorized to sign and/or sign all relevant legal documents on behalf of the limited partner in accordance with this article.

5.5 Investment Risk Prevention

To prevent investment risks, executive partners should:

5.5.1 Establish an authorization system and establish and improve authorization standards and procedures.

5.5.2 Establish a sound property separation system.

5.5.3 Establish and improve investment business control, ensure that investment decisions are strictly in accordance with laws and regulations, and meet the investment objectives, investment scope, investment strategy, investment portfolio and investment restrictions stipulated in this agreement.

5.5.4 Implement the requirements of the “Guidelines for Internal Control of Private Investment Fund Managers” and other relevant rules of the China Asset Management Association.

5.6 Continuous monitoring after investment

After the signing of this agreement, the executive partner shall:

5.6.1 Track the implementation of the terms of the agreement;

5.6.2 Supervise the financial status of the accused investment enterprise;

5.6.3 Participate in major business decisions of the invested enterprise.

5.7 Liability of the executive partner

The executive partner shall seek benefits for the partnership enterprise based on the principle of good faith. For the Executive Partner and its officers, employees, any person who is or has been a member of the Investment Committee (collectively, the “Indemnified Persons”) in connection with the partnership’s affairs, investments or otherwise in accordance with applicable law and this Agreement The Partnership shall indemnify and indemnify the Indemnified Persons from all losses, fines, costs and expenses suffered thereby, to the fullest extent permitted by applicable law, from any claim, action, arbitration, investigation, suffered or likely to be damage. For the avoidance of doubt, the foregoing remedies shall not apply to losses, fines, costs and expenses arising out of claims, lawsuits, arbitrations, investigations resulting from the willful or gross negligence of the indemnified persons. If the partnership enterprise suffers damage or assumes debts or liabilities due to the intentional or gross negligence of the executive partner, the executive partner shall be liable to the partnership enterprise for compensation.

5.8 Limitation of Liability

The executive partner does not guarantee the investment income of the limited partner. All distributions from the partnership to the partners are derived from the distributable assets of the partnership.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

5.9 Identity Conversion

Unless otherwise provided by law or a written decision reached by all partners unanimously, a limited partner cannot be transformed into an executive partner, and an executive partner cannot be transformed into a limited partner.

5.10 Information Disclosure System

The executive partner shall disclose information to other partners in accordance with the provisions of the “Administrative Measures for Information Disclosure” and the stipulations of this agreement.

5.10.1 Quarterly Information Disclosure

The executive partner shall disclose the following information to the limited partner within 10 working days from the end of each quarter:

(1) Basic information of the partnership, including but not limited to the net worth of the partnership, the main financial indicators of the partnership, and the investment portfolio;

(2) Information of the fund manager and custodian;

(3) Information on limited partners;

(4) The investment and operation of the partnership, including the investment projects and the funds invested;

(5) Details of the expenses of the partnership enterprise;

(6) Other special circumstances statement and manager’s report (if necessary).

5.10.2 Semi-annual information disclosure

(1) Basic information of the partnership enterprise, including but not limited to the total assets of the partnership enterprise at the end of the period, the net assets of the partnership enterprise at the end of the period, and the number of investors;

(2) Information of the fund manager and custodian;

(3) Information on limited partners;

(4) The investment and operation of the partnership, including the investment projects and the funds invested;

(5) Details of the expenses of the partnership enterprise;

(6) Other special circumstances statement and manager’s report (if necessary).

5.10.3 Annual Information Disclosure

The executive partner shall disclose the following information of the partnership enterprise to the limited partner within 4 months from the end of each year:

(1) Basic information of the partnership enterprise, including but not limited to the net value of the partnership enterprise at the end of the reporting period, and the total partnership share of the partnership enterprise;

(2) Description of the partnership, including investment objectives, investment strategies, investment scope, industries of interest, stages of interest, and other matters that need to be explained;

(3) Manager and custodian information;

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

(4) Information on limited partners;

(5) Information on outsourcing agencies, including accounting firms and registration agencies;

(6) The operation of the partnership, including the cumulative operation, the projects held and the funds invested;

(7) Main financial indicators, fund expenses and profit distribution;

(8) Changes in limited partners;

(9) Manager and custodian reports (if any);

(10) The audit report of the partnership enterprise;

(11) The investment and operation of the partnership enterprise and the use of leverage;

(12) The account information of the partners of the partnership enterprise, including the subscribed capital contribution, the paid-in capital contribution, the unpaid capital contribution and the total share of the partnership enterprise held by each partner at the end of the reporting period;

(13) Investment income distribution and loss assumption;

(14) The management fees and income share charged by the executive partner, including the basis for accrual, accrual method and payment method.

5.10.4 Information disclosure of major events

During the execution of partnership affairs by the executive partner, if the following events occur, the executive partner shall report to the other partners within two working days from the date of the occurrence of the event or the date of knowing the occurrence of the event:

(1) The name, registered address and organizational form of the partnership enterprise are changed;

(2) The purpose, investment scope and investment strategy of the partnership have undergone major changes;

(3) Change of executive partner or custodian (if any);

(4) The representative appointed by the executive partner or the actual controller of the executive partner has changed;

(5) Changes in management rates and custody rates;

(6). Changes in the income sharing matters of the partnership enterprise;

(7) The duration of the partnership enterprise is changed or extended;

(8) The partnership enterprise is liquidated;

(9) The occurrence of major related-party transactions;

(10) The fund’s stop-loss line or early warning line is touched;

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

(11) The representative, actual controller or senior management of the executive partner is suspected of major violations of laws and regulations or is under investigation by the regulatory authority or self-discipline management authority;

(12) Major lawsuits and arbitrations involving partnership management business, partnership property, and partnership trusteeship;

(13) Other executive partners or the partnership has any major matters that are in crisis or may endanger the interests of the partnership.

In addition to fulfilling the obligation of information disclosure in accordance with this paragraph, the executive partner shall also take effective remedial measures in a timely manner to minimize possible losses.

5.10.5 Information disclosure methods

The executive partner shall establish and improve the information disclosure control system, and assign a special person to be responsible for the management of information disclosure. The executive partner shall disclose various information of the partnership enterprise to other partners in accordance with the information disclosure content and disclosure frequency stipulated in this article. Information disclosure can take any one or more of the four methods of personal delivery, mail, e-mail, fax, etc. The specific method is selected by the executive partner.

The executive partner should also submit information through the private fund information disclosure backup platform designated by the China Fund Industry Association. The past performance of the executive partner and the operation of the private equity fund are subject to the data submitted by the executive partner to the private equity fund information disclosure backup platform.

All partners agree that the executive partner or other information disclosure obligor shall back up the fund information disclosure information in accordance with the provisions of the China Fund Industry Association.

5.10.6 Responsibility for Information Disclosure

If the executive partner fails to disclose information in accordance with the provisions of this article, other partners may complain or report to the China Fund Industry Association.

5.11 Operation Maintenance Mechanism

If the private fund manager is announced by the Asset Management Association of China as a lost institution or has been deregistered as a private fund manager, and one of the following conditions is met, the private fund manager shall be deemed to have objectively lost the ability to continue to manage the fund:

5.11.1. The private equity fund manager expressly no longer performs the duties of the private equity fund manager in writing and affixes the seal of the manager;

5.11.2. The legal representative/executive partner of the private equity fund manager expressly no longer performs the duties of the private equity fund manager;

5.11.3. Thirty days after any partner of the partnership enterprise sends a written notice to the private equity fund manager by email, letter, etc. and urges him to liquidate the fund, the private equity fund manager has not yet terminated the operation of the fund, initiates liquidation proceedings;

5.11.4. The private equity fund manager entered into liquidation due to the lawful dissolution, revocation, bankruptcy and other reasons. If the private fund manager objectively loses the ability to continue to manage the fund, the partners of the partnership enterprise have the right to convene a partner meeting and elect a partner representative according to the contract, and then negotiate with the private fund custodian for a follow-up disposal plan. The follow-up disposal plan includes but is not limited to the formation of a liquidation team, and the liquidation team negotiates the follow-up disposal arrangements with relevant parties (the lower-level asset management product managers or custodians, target companies, debtors, etc.). During this period, the private fund custodian shall still perform the obligation to keep the funds in the custody fund account in accordance with the contract.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Article 6 Limited Partnership Fees

6.1 Limited Partnership Fees

6.1.1 The expenses directly borne by the partnership enterprise include the following expenses related to the establishment, operation, termination, dissolution and liquidation of the partnership enterprise:

(1) start-up fee;

(2) management fee;

(3) Custody fee (if any);

(4) Transaction taxes and fees related to investment projects;

(5) Audit fees, attorney fees, financial advisory fees, litigation fees and arbitration fees related to the investment project;

(6) Other expenses not listed above, but generally not included in the general partner’s daily operating expenses.

6.1.2 Start-up fee

Refers to the expenses related to the formation and establishment of a partnership enterprise, including preparation, subscription, legal, financial and other professional consulting fees.

6.1.3 Management fee

As consideration for the management and other services provided by the executive partner to the partnership, both parties agree that the partnership shall pay management fees to the executive partner during its existence in accordance with the following provisions:

During the partnership term of the partnership, no management fee will be charged at the partnership level.

6.1.4 The following expenses shall be borne by the executive partner with the management fee collected by himself:

(1) Expenses related to project collection, research, management, consulting, value-added services, etc.;

(2) Office rent, property management fee, water and electricity fee, communication fee, office facility fee of the executive partner;

(3) Expenses of the management team;

(4) Other daily operating expenses of the executive partner.

Article 7 Investment business

7.1 Purpose and method of investment

The investment purpose of the partnership is to invest in the New Vision Angel Innovation Fund.

The idle funds of the partnership enterprise can be deposited in banks, purchased treasury bonds, monetary funds, capital-guaranteed wealth management products, time deposits, fixed-income products, or other idle funds value-added investment approved by the investment decision-making committee of the executive partner.

7.2 Investment restrictions

7.2.1 No active investment in real estate or other fixed assets is allowed without the consent of the partner meeting.

7.2.2 Without the consent of the partners’ meeting, the partnership enterprise shall not raise debts or provide external guarantees during the existence of the partnership.

7.3 Related party investment avoidance system

7.3.1 The limited partner further agrees and recognizes that when the general partner and its affiliates manage multiple affiliated funds, although the partnership and such affiliated funds may have the conditions to invest in a certain investment target, the partnership and the These affiliated funds may not be able to invest in the investment target at the same time (for whatever reason), then the general partner and its affiliates have the right to use the collective investment vehicle with the previous date of establishment to invest in the investment target. Under such circumstances, such acts of the General Partner and its affiliates shall not be deemed to be any breach of this Agreement by the General Partner.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

7.3.2 The limited partner hereby acknowledges and agrees that the general partner and the general partner’s shareholders, partners, directors, senior management and related parties may conduct transactions or actions that may arise between the partnership and such personnel. Potential or actual conflict of interest. In any matter involving a potential or actual conflict of interest, the general partner will use his reasonable and subjective judgment on the interests of the partnership, and take measures that the general partner deems necessary or appropriate to resolve the conflict of interest.

7.3.3 For any related party transaction conducted by the partnership, the related party shall disclose its related relationship with the transaction to the partnership, and the related party shall not participate in the investment decision of the related party transaction, but all partners unanimously agree that the related party Except for participation in decision-making, and for the occurrence of connected transactions, the general partner shall promptly inform the limited partner.

7.4 Investment exit

Partnerships mainly withdraw profits through the initial public offering of stocks by the invested companies, and also exit through mergers and acquisitions, or management buybacks.

Article 8 Partners Meeting

8.1 Partner meeting

8.1.1 The partner meeting is the highest authority of the partnership, convened and chaired by the executive partner. The partners’ meeting discussed and decided on the following matters:

(1) Hear the annual report of the executive partner;

(2) Change the enterprise name of the partnership enterprise;

(3) Extending the partnership period of the partnership enterprise;

(4) Change the executive partner;

(5) Dissolution and liquidation of partnership enterprises;

(6) Amendments to other contents of the partnership agreement, except for the relevant contents of the matters that expressly authorize the executive partner to decide independently;

(7) Non-cash distribution;

(8) Laws, regulations and other matters that should be decided by the partners’ meeting as stipulated in this agreement.

8.1.2 When discussing the items in Section 8.1.1 at the partner meeting, a resolution can only be made by the partners who hold more than two-thirds of the total paid-in capital contribution. Matters that are unanimously agreed by all partners other than the business partner shall be agreed upon.

8.1.3 The executive partners shall convene the first partner meeting within three months from the date when each partner pays the full subscribed capital contribution to the partnership. The executive partner shall hold an annual partner meeting every year. Before the meeting, the executive partner shall notify all partners in writing ten working days in advance.

8.1.4 The executive partner or the limited partner representing more than one third of the total paid-in capital of the partnership enterprise may convene an interim partner meeting after being notified in writing ten working days in advance.

8.1.5 The meeting notice of the partner meeting shall at least include the following contents:

(1) The time and place of the meeting;

(2) the method of convening the meeting;

(3) The agenda of the meeting;

(4) Meeting materials necessary for voting;

(5) Contact person and contact information.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Article 9 Distribution and Loss Sharing

9.1 Assignment

9.1.1 The cash income obtained by the partnership enterprise (cash income includes but not limited to interest, dividends, debt interest, bonus, equity transfer income, stock sale income, etc.) shall be distributed to the partners in accordance with the provisions of Section 9.1.

9.1.2 The specific allocation method is as follows:

(1) When the average annual investment rate of return of the partnership enterprise is less than 0, the distributable cash income obtained by the partnership enterprise shall be distributed according to the actual capital contribution ratio of each partner;

(2) When the average annual investment rate of return of the partnership is equal to or greater than 0, the distribution shall be made according to the following order and calculation formula:

The limited partners and general partners are allocated in accordance with the following agreements:

The distribution amount of each partner = the partner’s actual capital contribution ratio x (the total amount of distributable cash income of the partnership enterprise - the total amount of capital contribution paid by the partnership enterprise) x 100% - the investment income obtained;

9.1.3 Non-cash distributions:

Before the liquidation of the partnership, the executive partner shall do his best to realize the investment of the partnership and avoid non-cash distribution; however, if the executive partner decides that non-cash distribution is more in the interests of all partners, Then the executive partner may propose to the partner meeting to distribute in a non-cash way, which will be decided by the partner meeting.

(1) Before liquidation, for publicly traded and negotiable securities, the value of such securities shall be determined by the arithmetic average of the closing prices of such securities within 20 securities trading days prior to the date of the allocation decision.

(2) Before liquidation, for non-publicly traded and unlisted equity, assets, etc., the part of equity or assets shall be determined through the evaluation of the part of equity or assets by an intermediary agency with securities and futures-related business qualifications jointly designated by limited partners and general partners. its value.

9.1.4 When an executive partner makes a non-cash distribution to a partner, it is deemed to have made a cash distribution.

9.1.5 When a partnership enterprise conducts non-cash distribution, the executive partner shall be responsible for assisting each partner in handling the transfer registration procedures of the distributed assets, and assisting each partner in fulfilling the information involved in the transfer of such assets in accordance with relevant laws and regulations Disclosure obligations; partners who accept non-cash distributions can also entrust the executive partner to dispose of the non-cash assets allocated by them according to their instructions.

9.2 Income tax

According to the provisions of the Partnership Enterprise Law, a partnership enterprise is not the subject of income tax taxpayers. The income part of the funds distributed by the partners after the investment cost is recovered shall be declared and paid by each partner according to the relevant regulations. If the law requires partnership If the enterprise withholds and pays, the partnership will withhold and pay in accordance with the law.

9.3 Losses and Debt Assumptions

9.3.1 The losses of a partnership enterprise shall be shared by the partners according to the proportion of their paid-in capital contributions.

9.3.2 The limited partners shall be liable for the debts of the partnership enterprise within the limit of their subscribed capital contributions, and the general partners shall bear unlimited joint and several liability for the debts of the partnership enterprise.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

Article 10 Representations and Warranties

10.1 Representations and warranties of limited partners

10.1.1 The limited partners hereby undertake and warrant that:

(1) It is an unincorporated collective investment vehicle ( asset management plan, trust plan, contractual fund, etc.), or a Chinese natural person with full capacity for civil conduct;

(2) Its direct or indirect shareholders, partners, ultimate investors, and ultimate beneficiaries are all domestic-funded legal entities or natural persons of Chinese nationality, and the capital invested in the partnership does not include funds from outside China; there is no overseas capital/entity Have control or any form of affiliation through any structured arrangement over the funds used by such direct or indirect shareholders, partners, ultimate investors, and ultimate beneficiaries;

(3) If it is an entity, its signing this agreement, investing in a partnership enterprise, and fulfilling its capital contribution commitments in accordance with this agreement will not cause it to violate laws and regulations, its constitutional documents, other internal regulations, or have any rights to it under other agreements. any provision that is legally binding; it has entered into this agreement with a valid resolution and has been fully authorized (if applicable) in accordance with its internal procedures, and the person signing this agreement on its behalf has obtained its appropriate authorization;

(4) Except for the circumstances that have been disclosed to and accepted by the executive partner, it holds partnership interests for its own interests, and there is no entrustment, trust or nominee relationship on such interests, and Such circumstances will not change during the existence of the partnership without the consent of the executive partner;

(5) It has obtained the offering documents previously provided to it by the executive partner and has carefully read the contents of such documents, and has fully obtained the relevant risk disclosure contents, and has sufficient investment knowledge and experience to fully understand the participation in the partnership enterprise possible risks and have sufficient financial capacity to bear those risks;

(6) It decides to participate in the partnership enterprise based on its own independent judgment and does not rely on any advice provided by the executive partner or its management team, or any representations, warranties and agreements other than those stipulated in this agreement;

(7) It has carefully read this agreement and understood the exact meaning of the terms of this agreement, and there is no misunderstanding;

(8) The source of the capital contribution paid to the partnership enterprise is legal;

(9) If it is confirmed by the legal opinion issued by the relevant law firm that it believes that its own, direct or indirect shareholders, partners, ultimate investors, actual controllers and/or ultimate beneficiaries have any its authorized body) filing, the liquidation and dissolution of the partnership cause or will cause a material or substantial impediment, such limited partners within a reasonable time before the partnership applies for the filing or liquidation or dissolution or within a reasonable period recommended by the executive partner (latest at the latest). shall not exceed the time limit required in writing by the intermediary agency hired by the partnership enterprise) to rectify or withdraw from the partnership enterprise. The rectification plan or withdrawal method shall not affect the completion of filing or liquidation and dissolution of the partnership enterprise at that time. Sure;

(10) The data or information provided to the partnership and executive partner regarding its subject qualification and legal status is true, accurate, complete, legal and valid, and if such data or information changes, it will immediately notify the executive affairs partner;

(11) If it is an unincorporated collective investment vehicle (such as asset management plan, partnership enterprise, trust plan, etc.): if it should be filed according to applicable laws, it has been filed and promises not to violate applicable laws and regulations during the duration of the partnership. Relevant regulations or policies; if it is not required to be filed under applicable laws, it undertakes to disclose a list of all its nominees and equity owners (“beneficiaries”) as of the date of signing this agreement in the format required by the executive partner, and it undertakes to disclose The information contained in the checklist is true, accurate and complete in all respects. The number of beneficiaries, the source of funds, and the use of all its beneficiaries comply with applicable laws and relevant regulations or policies (including but not limited to the “Supervision and Administration Measures”). The beneficiaries hold their rights and interests for their own interests, and not for a trust, or nominee during the whole period term of the partnership. If requested by the executive partner, it will cause each of its beneficiaries to sign and provide the executive partner with confirmation documents similar to the aforementioned disclosure list and other documents reasonably required by the executive partner in accordance with the law; When executed, it becomes legally binding and enforceable against it, and, unless otherwise provided by law or this Agreement, has no right to rescind, terminate this Agreement, or withdraw its subscribed capital contribution, or withdraw any powers it conferred under this Agreement.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

10.1.2 If a limited partner violates the above-mentioned representations and warranties, it shall be deemed as a defaulting partner and shall be liable for the corresponding breach of contract in accordance with the stipulations of this agreement.

10.2 Representations and warranties of the general partner

The General Partner hereby undertakes and warrants that:

(1) They have carefully read this agreement and understand the exact meaning of the content of this agreement;

(2) The source of the capital contribution paid to the partnership enterprise is legal;

(3) The person who signed this agreement has made a valid resolution according to its internal procedures and obtained full authorization, and the person who signed this agreement on its behalf is its legal and effective representative;

(4) Signing this agreement will not cause it to violate its charter, internal governance system, any provisions that are legally binding on it, or its obligations under other agreements;

(5) It holds partnership interests for its own benefit, and there is no entrustment, trust or nominee relationship on such interests.

Article 11 Accounting and Reporting System

11.1 No custodian

Since the partnership is specially set up for investment in the target company, the raised funds of the partnership will be invested in the target company at one time except for a small amount of fees. For cost control, all partners agree that the partnership will not have a custodian. It is not entrusted to financial institutions for custody, and the fund manager manages by itself in accordance with the “Partnership Agreement”. The executive partner shall strictly abide by the financial management system to manage the monetary assets in the partnership account.

11.1.1 All the funds of the partnership enterprise are deposited into the partnership enterprise account, and all monetary income and expenditure activities during the existence of the partnership enterprise shall be conducted through the partnership enterprise account.

11.1.2 The payment to the partnership account shall be made with the unanimous consent of the executive partner and the limited partner with the first or second or third highest capital contribution.

11.1.3 The partnership enterprise has opened the online banking payment function, and the executive partner and the limited partner with the first, second or third highest capital contribution will jointly manage the daily fund transfer and management of the online banking system of the partnership enterprise account. It is completed by the executive partner and the limited partner with the first or second or third highest capital contribution.

11.1.4 The online inquiry function of the partnership enterprise account has been opened, and all partners have the right to inquire about the details of the partnership enterprise account. The executive partner shall promptly reply to the limited partner’s inquiries about the partnership enterprise account details.

11.1.5 If the executive partner fails to conduct income and expenditure operations on the partnership account as agreed, the executive partner shall be fully responsible for the losses caused thereby.

11.2 Fiscal Year

The fiscal year of a partnership enterprise is from January 1 to December 31 of the Gregorian calendar each year, but the first fiscal year is from the date of establishment of the partnership to December 31 of the current year.

11.3 Audit and Financial Reporting

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

11.3.1 The executive partner shall maintain accounting books and prepare accounting statements that comply with the relevant laws and reflect the transaction items of the partnership within the statutory period.

11.3.2 The partnership shall audit the financial statements of the partnership by a qualified independent auditor after the end of each fiscal year.

11.3.3 The executive partner shall submit the partnership audit report to all partners within four months after the end of the fiscal year, including the following audited financial statements:

(1) Balance sheet;

(2) Profit and loss statement;

(3) Cash flow statement.

11.4 Check the financial books

A limited partner shall have the right to inspect and copy the accounting books of the partnership enterprise in person or by an agent within a reasonable time during normal working hours for legitimate matters related to the limited partnership interest held by him, but shall notify the executive in writing at least five days in advance. partner. The limited partners shall abide by the confidentiality procedures and regulations of the partnership in exercising their rights under this article.

Article 12 Transfer of Equity

12.1 Transfer of partnership interests of limited partners

12.1.1 The transfer of partnership interests by limited partners shall strictly comply with the provisions of this Agreement.

12.1.2 For the transfer of partnership rights and interests between limited partners, a written application shall be submitted to the executive partner, specifying the share of rights and interests to be transferred and the price to be transferred. The executive partner has the discretion to approve such applications. If the executive partner approves the transfer, the executive partner shall notify all limited partners in writing of the transfer of partnership interest thirty days in advance.

12.1.3 If a limited partner transfers partnership rights and interests to its affiliates or immediate family members (referring to spouses, parents, children, siblings, the same below), a written application shall be submitted to the executive partner, stating the share of rights and interests to be transferred and the plan to be transferred. transfer price. The executive partner has the discretion to approve such applications. If the executive partner approves the transfer, the executive partner shall notify all limited partners in writing of the transfer of partnership interest thirty days in advance.

12.1.4 Except for the transfer of partnership interests as described in Sections 12.1.2 and 12.1.3, if a limited partner (“Transferor”) intends to transfer its partnership interests, it shall submit a written application to the executive partner, stating The share of equity to be transferred and the price to be transferred. The executive partner has the discretion to approve such applications.

If the executive partner approves the transfer, the executive partner will send a written notice to all limited partners stating the share of interest to be transferred and the price to be transferred. Limited partners who intend to transfer such partnership interests shall reply in writing within 30 working days after receiving the notice.

The executive partner who fails to reply within the time limit shall be deemed to have waived the right of preemption. If two or more limited partners claim to exercise the right of first refusal, they shall negotiate to determine their respective transfer ratios; if the negotiation fails, the right of first refusal shall be exercised according to the proportion of their respective paid-in capital contributions at the time of transfer. The transferor must transfer the partnership interest at the proposed transfer price stated in the application. If all limited partners give up the right of first refusal, the executive partner has the right to send a written notice to the transferor within ten working days after the expiry of the above-mentioned thirty working days, and accept the transfer at the proposed transfer price stated in the application. Partnership Interest.

If the executive partner waives the right of priority, the transferor may transfer the partnership interest to a third party at the proposed transfer price stated in the transfer application. If the transferor intends to transfer the partnership interest at a price lower than the proposed transfer price stated in the transfer application, the transferor shall file a new application under this Article.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

12.1.5 If the transferor transfers the partnership interest to a third party other than the partner in accordance with this agreement, the proposed transferee (“proposed transferee”) shall submit to the executive partner a statement of its agreement to be bound by this agreement. and a letter of commitment to abide by this agreement, to undertake all the obligations of the transferor, and other documents, certificates and information that the executive partner deems appropriate; and the transferor or the proposed transferee shall undertake in writing to undertake the partnership arising from the transfer. All expenses incurred by the business.

12.1.6 When the partnership rights and interests are transferred in accordance with Section 12.1.1, Section 12.1.2, Section 12.1.3 and Section 12.1.4 of this Agreement, the executive partner shall be authorized in accordance with this Article and sign the agreement with the transferee The transferee shall accept the written documents of the above-mentioned partnership rights and go through the corresponding industrial and commercial change registration procedures.

12.2 Transfer of partnership interests of general partners

The partners agree that the general partner may assign part of his partnership interest in the partnership enterprise by himself. When the general partner transfers the partnership interest to a person other than the partner, the other partners agree to waive the right of first refusal.

Article 13 Joining and Withdrawing from Partnership

13.1 Entry of limited partners

13.1.1 The Fund implements closed operation. During the partnership period, the Fund will not introduce new limited partners through open subscription, but new limited partners can be introduced in accordance with the provisions of Article 12 above.

13.2 Withdrawal of limited partners

13.2.1 During the term of partnership, limited partners may not withdraw from the partnership. However, the deregistration or replacement of defaulting investors, the transfer of fund shares, and the natural withdrawal from the partnership stipulated in the Partnership Enterprise Law are excluded.

13.2.2 A limited partner shall, naturally, withdraw from the partnership when the following circumstances occur:

(1) Has its business license revoked, ordered to close down, or declared bankrupt;

(2) The limited partnership interests held are enforced by the court;

(3) Other circumstances that are deemed to be natural withdrawal from the partnership in accordance with the provisions of the Partnership Enterprise Law.

When a limited partner withdraws from the partnership in accordance with the above-mentioned agreement, the partnership shall not be dissolved accordingly. Other limited partners and general partners enjoy and exercise the right of preemption with reference to Article 12.1 of this agreement; if other limited partners and general partners give up the right of first refusal, the general partner has the right to accept a new limited partner to inherit the right of first refusal. Of course, the limited partnership interests of the withdrawing partner, or the total subscribed capital contribution of the partnership enterprise shall be reduced accordingly.

If the above-mentioned limited partners are forcibly withdrawn from the partnership or of course withdrawn from the partnership, the property share returned to the limited partners shall be the remaining balance after deducting the overdue interest and liquidated damages that should be paid from the paid-in capital contribution.

13.3 Withdrawal of general partner

13.3.1 The general partners hereby undertake, individually and not jointly, that unless otherwise expressly stipulated in this agreement, the general partners will always perform their duties under this agreement before the partnership enterprise is dissolved or liquidated in accordance with this agreement; Before the dissolution or liquidation, it will not request to withdraw from the partnership, nor transfer its limited partnership interests; nor will it take any action to dissolve or terminate its own initiative.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

13.3.2 The general partner shall, naturally, withdraw from the partnership when the following circumstances occur:

(1) Has its business license revoked, ordered to close down, or declared bankrupt;

(2) The limited partnership interests held are enforced by the court;

(3) Other circumstances stipulated in the Partnership Enterprise Law.

When the executive partner withdraws from the partnership in accordance with the above-mentioned agreement, unless the partnership company immediately accepts and appoints a new executive partner of the partnership company, the partnership company will enter the liquidation process.

13.4 Removal and replacement of executive partners

13.4.1 The partnership enterprise may remove the executive partner from the name of the executive partner when the partnership enterprise suffers major damage or assumes major debts or liabilities that the partnership enterprise cannot repay or resolve due to the intentional or gross negligence of the executive partner.

13.4.2 The following procedures shall be followed for the removal of the executive partner:

(1) Upon the proposal of the limited partners representing more than one-third of the total paid-in capital of the partnership and the submission of sufficient evidence to prove the occurrence of the circumstances described in Section 13.4.1, the partners meeting or the temporary partner meeting may discuss the matter. Removal of the executive partner.

(2) A resolution to remove the executive partner may be made by unanimous approval of all partners other than the executive partner.

13.4.3 If the partnership enterprise fails to make a resolution on the acceptance of a new executive partner at the time when the partners meeting makes a resolution to remove the executive partner, the partnership will enter the liquidation procedure.

13.4.4 Conditions for replacement of executive partner

The executive partner should be replaced due to the following reasons:

(1) Failure to perform the obligation of capital contribution in accordance with this agreement;

(2) During the operation of the partnership enterprise, the total investment capital of the partnership enterprise suffers a loss, and the amount of the loss after offsetting the profit and loss exceeds 30% of the total subscribed capital contribution.

13.4.5 The replacement of the executive partner shall follow the following procedures:

(1) The partners meeting makes a resolution on the acceptance of a new executive partner at the same time as the resolution to remove the executive partner;

(2) The new executive partner sign a written document confirming that he agrees to be bound by this agreement and perform the duties and obligations that should be performed by the executive partner as stipulated in this agreement.

13.4.6 From the date when all the procedures described in Section 13.4.5 are completed, the executive partner withdraws from the partnership, stops executing limited partnership affairs, and transfers the limited partnership affairs to the new executive partner approved by the partners’ meeting.

Article 14 Succession

14.1 When a natural person as a limited partner dies, is declared dead according to law, or a legal person or other organization as a limited partner terminates, with the approval of the executive partner, his successor or successor may legally obtain the limited partner’s participation in the partnership enterprise. Qualifications. However, if there are two or more heirs or successors in rights, the heirs or successors in rights shall determine through negotiation or other means one of the heirs or successors in rights to become the limited partner of the partnership enterprise. No heir or successor may become a limited partner of the partnership. If the partnership enterprise distributes the income for an undetermined period, the income that the original limited partner should enjoy shall be deposited in the partnership enterprise account, and the payment shall be made after the heir or the heir to the right of the limited partner is confirmed.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

14.2 In any of the following circumstances, the partnership enterprise shall convene a meeting of partners to discuss returning the limited partner’s property share to the limited partner’s heir or successor:

(1) The heir is unwilling to become a limited partner of the partnership;

(2) The heir is a person without capacity for civil conduct or a person with limited capacity for civil conduct;

(3) Other situations stipulated in this agreement that cannot become a limited partner.

14.3 In the event of the circumstance of Item 14.1 and Item 14.2, the executive partner shall be authorized in accordance with this article to sign and/or sign relevant legal documents on behalf of the limited partner to handle the industrial and commercial and other change procedures for the partnership enterprise.

Article 15 Liability for breach of contract

15.1 If a partner violates this agreement, he shall bear corresponding liability for breach of contract in accordance with the law or in accordance with the stipulations of this agreement.

15.2 If a partner fails to make capital contributions within the agreed time limit, he shall be liable in accordance with the provisions of Clause 3.3.

15.3 If this Agreement cannot be performed or cannot be fully performed due to a breach of contract by one party, the breaching party shall be liable for the breach of contract; in the case of multiple breaches, each party shall bear the respective liability for breach of contract according to the actual situation.

Article 16 Application of Law and Dispute Resolution

16.1 Applicable Law

This Agreement shall be governed by the laws of the People’s Republic of China.

16.2 Dispute Resolution

All disputes arising from and related to this Agreement shall first be resolved through friendly negotiation between the parties concerned. If the parties concerned cannot resolve the dispute through negotiation, either party shall submit the dispute to the South China International Economic and Trade Arbitration Commission for arbitration, and conduct arbitration in Shenzhen City through ordinary procedures in accordance with the arbitration rules implemented by the Commission when applying for arbitration. The arbitral award is final and binding on the parties.

Article 17 Dissolution and Liquidation

17.1 Dissolution

The partnership shall be dissolved when any of the following circumstances occurs:

17.1.1 The partnership term of the partnership enterprise expires;

17.1.2 The partners have not had a quorum for 30 days;

17.1.3 The executive partner is removed and the partnership does not accept a new executive partner;

17.1.4 The executive partner proposes and is approved by all partners;

17.1.5 The business license of the partnership enterprise is revoked;

17.1.6 Other reasons for dissolution specified in the Partnership Law and this Agreement occur.

17.2 Liquidation

17.2.1 The liquidator shall be the executive partner, but when the executive partner is dismissed for failing to perform due diligence, a person other than the executive partner shall be agreed upon by more than half of all partners.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

17.2.2 After the liquidator is determined, all unrealized assets of the partnership enterprise shall be managed by the liquidator, but if the liquidator is not the executive partner, the executive partner is obliged to help the liquidator to change the unrealized assets and liquidate them. During the period, the partnership will no longer pay management fees to the executive partner.

17.2.3 The liquidation period is one year, and the non-monetary assets that cannot be realized at the end of the liquidation period shall be distributed according to the distribution principles stipulated in Article 9.

17.3 Sequence of liquidation and settlement

17.3.1 When the partnership enterprise’s operation period expires or the liquidation is terminated, the partnership enterprise’s property shall be paid off and distributed in the following order:

(1) Pay the liquidation fee;

(2) pay the taxes owed;

(3) To pay off the debts of the partnership enterprise;

(4) Allocate among all partners in accordance with the distribution principles and procedures stipulated in this agreement.

Among them, items (1) to (2) must be repaid in cash. If the cash part is insufficient, the realization of other assets should be increased. Item (3) should be negotiated with the creditor on the method of repayment.

17.3.2 If the property of the partnership enterprise is not enough to pay off the debts of the partnership enterprise, the general partner shall bear unlimited joint and several liability for repayment to the creditors.

Article 18 Other Agreements

18.1 Written notice

18.1.1 Any notice related to this Agreement shall be effective only if it is delivered in writing, including but not limited to: personal delivery, post, fax, and email. The parties shall be served at the following address:

【Shenzhen Zijingang Capital Management Co., Ltd.】

Contact: 【Li Lan】

Contact address: [Room 201, Building A, Comprehensive Office Building, Qianhai Shenzhen-Hong Kong Cooperation Zone Administration, No. 1, Liyumen Street, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen]

E-mail: 【635321281@qq. com】

Tel: 【13798213304】

【Chen Jun】

Contact: 【Chen Jun】

Contact address: 【Room 1801, Bao’an Mansion, Futian District, Shenzhen City, Guangdong Province】

Email:【-】

Tel:【】

【Shenzhen Zijingang Ruitong Investment Enterprise (Limited Partnership)】

Contact: 【Li Lan】

Address: 【3601, Wenbo Building, No. 2005, Lianhua Road, Jinghua Community, Lianhua Street, Futian District, Shenzhen】

Email: 【-】

Tel: 【】

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

【Yang Jun】

Contact: 【Yang Jun】

Contact address: 【14A,Building C, Pinghai Pavilion, Vientiane New Park, No. 67, Nanguang Road, Nanshan District, Shenzhen, Guangdong Province】

E-mail: 【645969519@qq. com】

Tel: 【18666669591】

【Lin Zhenfa】

Contact: 【Lin Zhenfa】

Contact address: 【23D, Building A, Building 13, Mingzhu Garden, Longhua City, Bao’an District, Shenzhen City, Guangdong Province】

E-mail:【flsw63317@163.com】

Tel: 【13923858918】

【Zeng Xiaoping】

Contact: 【Zeng Xiaoping】

Address: 【Tsinghua Unisplendour Information Port A, Langshan Road, North District, Nanshan Science and Technology Park, Shenzhen City, Guangdong Province

Building ninth floor】

Email:【-】

Tel: 【13808857201】

【Zheng Ning】

Contact: 【Zheng Ning】

Contact address: [10C, Building 10, Phase I, Lanxi Valley, Shekou, Nanshan District, Shenzhen】

Email:【-】

Tel: 【13008836939】

【Ren Haibin】

Contact:【Ren Haibin】

Contact address: 【Room 401, Unit 3, Building 9, Wener New Village, Xihu District, Hangzhou】

Email:【-】

Tel: 【13805716106】

【Global Mentor Board (Beijing) Information Technology Co., Ltd.】

Contact person:【Global Mentor Board (Beijing) Information Technology Co., Ltd.】Contact address: 【Room 208, 2nd Floor, Building 1, Courtyard No. 28, Houtun Road, Haidian District, Beijing】

E-mail: 【2991653241@qq. com】

Telephone:【】

【Li Fangli】

Contact:【Li Fangli】

Address: 【Room 5A, Building 4, Xigu Garden, Duanxigu Garden, Guangshen Road, Bao’an District, Shenzhen, Guangdong Province】

Email:【-】

Tel: 【13823262077】

18.1.2 Any limited partner may change his correspondence address at any time by giving written notice to the partnership and the executive partner.

The general partner may change his address for service at any time by giving written notice to the limited partner.

18.1.3 Unless there is evidence that it has been received in advance:

(1) In the case of sending a special person to deliver, the person to be served shall sign (or seal) the receipt of delivery, and the date of receipt by the person to be served shall be the date of delivery;

(2) In the case of sending by post, the third working day from the date of delivery to the post office or courier company shall be the date of delivery;

(3) In the case of sending by e-mail or fax, the date of delivery is the date of delivery.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

18.2 Force Majeure

18.2.1 “Force Majeure” refers to all events that occur after the signing of this Agreement, are unforeseeable at the time of signing this Agreement, and whose occurrence and consequences cannot be avoided or overcome, preventing any party from performing in whole or in part. The above events include earthquakes, typhoons, floods, fires, wars, disruption of international or domestic transportation, actions of governments or public agencies (including major legal changes or policy adjustments), epidemics, civil unrest, strikes, and general international business practices Other events of force majeure. The mere lack of funds by one party is not a force majeure event.

18.2.2 If a force majeure event occurs, which affects one party’s performance of its obligations under this agreement, the performance shall be suspended within the delay period caused by the force majeure, and shall not be regarded as a breach of contract. The party claiming the occurrence of force majeure shall promptly notify the other party in writing and provide sufficient evidence to prove the occurrence and continuation of force majeure within 15 days thereafter.

18.2.3 In the event of a force majeure event, the partners shall immediately negotiate with each other to find a fair solution and shall make every reasonable effort to minimize the consequences of force majeure.

18.3 Effect of attachments

The annexes to this agreement, as an integral part of this agreement, have the same legal effect as this agreement.

18.4 Title effect

The headings of the various parts of this Agreement are provided for index convenience only, and the headings shall not constitute a definition, limitation or expansion of the scope of this Agreement and its provisions.

18.5 All Agreements

This agreement constitutes the entire agreement between the partners, and supersedes all previous agreements, offers, undertakings or memorandums concerning the partnership, and other oral and written agreements on fund raising and establishment.

18.6 Severability

If any provision of this Agreement or the application of that provision to any person or circumstance is held to be invalid, the validity of the remaining provisions or the provision to any other person or circumstance shall not be affected.

18.7 Confidentiality obligations

All parties to this Agreement shall strictly keep confidential the business secrets of other parties that they learn from the negotiation, signing and execution of this Agreement. The limited partners shall keep strictly confidential the business information of the partnership that they have learned through semi-annual reports, annual reports, access to financial books and partner meetings.

18.8 Consistency

In case of conflict between the contents of this partnership agreement and other agreements or documents between the partners, this partnership agreement shall prevail. If there are multiple versions of the partnership agreement and the contents conflict, the version filed with the China Fund Industry Association shall prevail.

18.9 Share Information Backup

All partners agree that the executive partner, the share registration agency or other share registration obligors shall perform the backup of the fund share registration (all partners) data in accordance with the provisions of the China Fund Industry Association.

18.10 Modifying the Agreement

18.10.1 The general partner may amend this agreement in the following ways: (1) When the amendment has an adverse impact on the economic or legal rights of one or more limited partners, the consent of such limited partners shall be obtained; (2) The general partner may make the amendment independently when the amendment does not adversely affect the economic or legal rights of the limited partner.

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

18.10.2 The LP shall notify the LP after signing the amendment to this Agreement or the revised agreement.

18.10.3 All limited partners further agree that, for the revision of matters stipulated in this agreement and the general partner has the right to decide independently, as well as the business registration/change registration documents owned by the partnership, the general partner shall, if permitted by laws and regulations, Can directly sign on behalf of all limited partners; for amendments to the content of the agreement on matters that should be voted on by the partners, the general partner can sign on behalf of all limited partners with the relevant partner voting certificate. If due to applicable law or the request of the government department, needs the signature of the limited partner in person, the limited partner shall cooperate; for the relevant amendments that should be made only with the consent of the limited partner or partner holding a specific share of capital contribution, the general partner shall Upon the prior written consent of the partners, they can sign on behalf of all partners as permitted by laws and regulations. If it is necessary for all partners to sign in person due to the requirements of applicable laws or government departments, all partners shall cooperate.

18.11 Signature of the text

The originals of this agreement are signed in duplicate, each party holds one copy, and the remaining originals are used for reporting to relevant agencies or departments, and all copies have the same legal effect.

18.12 Effectiveness and Termination of the Agreement

This Agreement shall come into force on the date signed by the parties. It shall be terminated after the liquidation of the partnership enterprise expires.

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Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

[This page has no text, it is the signature page of the “Partnership Agreement of Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership)”]

Signed by: Shenzhen Zijingang Ruitong Investment Enterprise (Limited Partnership)

Legal representative or authorized representative:

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

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Signed by: Global Mentor Board (Beijing) Information Technology Co., Ltd.

Legal representative or authorized representative: (signature)

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

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Signed by: Li Fangli

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Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

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Signed by: Lin Zhenfa

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Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

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Signed by: Chen Jun

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Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

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Signed by: Shenzhen Zijingang Capital Management Co., Ltd.

Legal representative or authorized representative: (signature)

Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

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Signed by: Zheng Ning

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Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

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Signed by: Yang Jun

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Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

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Signed by: Zeng Xiaoping

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Shenzhen Jiazhong Innovation Investment Enterprise (Limited Partnership) Partnership Agreement

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Signed by: Ren Haibin

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